Exhibit 99.1

Subject:      Estimated per Share NAV Increased 7% Over Prior Quarter

Send: Wednesday, May 5, 2021

Dear <NAME>,

I am pleased to announce Modiv’s updated estimated net asset value (NAV) per share of $24.61 as of March 31, 2021, which represents a 7% increase from the NAV as of December 31, 2020. This NAV increase follows the 9.6% gain in our last NAV announced January 29, 2021. Our ability to prudently manage our portfolio, along with the broader commercial real estate market’s resilience and recovery, has had a positive impact on the NAV during the past year. For background on how the NAV is determined, you can watch this short video.

In addition to the updated per share NAV, there were several notable accomplishments achieved during the first quarter of 2021:
●	We successfully completed our transition to Modiv Inc., effective February 1, 2021.
●	Three assets were sold for gross proceeds of $13.7 million.
●	Three five-year lease renewals were completed, consisting of a Northrop Grumman office in Florida and two Dollar General stores in Ohio.
●	Four properties were refinanced with a weighted average interest rate of 3.72% and more than five years of average term.
●	We entered into an innovative partnership with Forge Trust to provide no-custodial-cost self-directed IRAs to Modiv investors.

As always, if you have questions or need assistance, please contact our Investor Relations team at 888-686-6348 or info@modiv.com. Thank you for your investment and ongoing support.

Modivated,

/s/ AARON S. HALFACRE

Aaron S. Halfacre
Chief Executive Officer
Modiv Inc.

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. These statements include, but are not limited to, statements related to the estimated net asset value per share of the Company’s common stock, the broader recovery of the commercial real estate markets and the Company’s ability to manage its portfolio. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including, but not limited to, the Company’s inability to continue to pay a monthly distribution at the current rate and the Company’s inability to maximize the value of the Company’s portfolio. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events occurring after the Company’s determination of an estimated per share NAV may cause the value of, and returns on, the Company’s investments to be less than those used for purposes of determining the Company’s estimated per share NAV.